Exhibit 23.3



                          December 15, 1998



Saba Petroleum Company
Ste. 201, 3201 Skyway Drive
Santa Maria, CA 93455



Re: Consent of Sproule Associates Limited


Dear Sirs:

The undersigned hereby consents to be named as the source for certain oil and gas reserve information presented in the Form S-1 of Saba Petroleum Company (the "Registrant") as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.


                               Sincerely,


                               /s/ R. Kenneth MacLeod
                              ___________________________
                                   R. Kenneth MacLeod
                                   Vice-President, Engineering
                                   U.S. and International